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                                                                 EXHIBIT 10.14












                          AXIS CAPITAL HOLDINGS LIMITED

-------------------------------------------------------------------------------

                    2003 DIRECTORS DEFERRED COMPENSATION PLAN


                AS AMENDED AND RESTATED EFFECTIVE MARCH 14, 2003





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                                   ARTICLE I.
                           PURPOSE AND EFFECTIVE DATE

The purpose of the AXIS Capital Holdings Limited 2003 Directors Deferred Compensation Plan ("Plan") is to aid AXIS Capital Holdings Limited, a company organized and existing under Bermuda law (the "Company"), and its subsidiaries in retaining and attracting well-qualified persons for service as Non-Employee Directors by providing such persons with the opportunity to elect to defer receipt of all or a portion of their compensation. The Plan first became effective January 1, 2003.

Effective March 14, 2003, the AXIS Directors Deferred Compensation Plan, as amended (the "Specialty Directors Plan"), was merged into the Plan, and the Company agreed to assume all of the benefit obligations of AXIS Specialty Limited with respect to the Specialty Directors Plan. Fees earned and deferred under the Specialty Directors Plan shall be treated as having been deferred pursuant to the terms of this Plan.


                                   ARTICLE II.
                                   DEFINITIONS

For the purposes of the Plan, when capitalized, the following terms shall have the meanings set forth below:

"Beneficiary" means the person, persons or entity designated by the Participant pursuant to Article VIII to receive any benefits payable under the Plan.

"Board" means the Board of Directors of the Company.

"Common Stock" means the common stock of the Company, par value U.S. $0.10 per share, or if the Company is not the ultimate parent, the common stock of such ultimate parent of the Company.

"Company" means AXIS Capital Holdings Limited and any successor thereto.

"Deferral Account" means the bookkeeping account maintained on the books of the Board for each Participant pursuant to Article VI.

"Deferred Amount" means the amount of Fees the Participant elects to defer for the applicable Plan Year.

"Determination Date" means the date described in Section 7.01(a) hereof.

"Fair Market Value" means, as of a particular date, if publicly traded the closing price of the Common Stock on the last day traded on the principal securities exchange or market on which the Common Stock is traded. Until the Common Stock is publicly



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traded, fair market value shall be based on an appraisal by an independent appraiser if the Valuation Date is within 90 days of the date as of which fair market value is being determined hereunder. If not publicly traded and there is no such appraisal within such 90 days, fair market value shall be book value as determined for financial accounting purposes on the Company's financial statements coincident with or first preceding such date.

"Fees" means the cash and/or stock compensation payable to a Participant by reason of service as a Non-Employee Director either (i) as a retainer (without regard to attendance at meetings) or (ii) on a per meeting basis.

"Non-Employee Director" means any director on the Board or the board of directors of a subsidiary of the Company who is not an employee of the Company or any of its subsidiaries.

"Participant" means any Non-Employee Director who elects to participate by filing a Participation Agreement as provided in Article IV.

"Participation Agreement" means an agreement in such form as the Board may prescribe filed by a Participant in accordance with Article IV.

"Phantom Share Unit" means a notional determinate quantity used as a standard for measuring a Participant's potential benefit under the Plan pursuant to
Section 6.02.

"Plan Year" means a twelve-month period beginning January 1 and ending the following December 31.

"Valuation Date" means, with respect to the form of payment described in Section 7.01(b)(ii), either (a) the Determination Date and the first and second anniversaries of the Determination Date, or, in the sole discretion of the Board, (b) the Determination Date and the first day of each of the next two successive calendar years following the calendar year containing the Determination Date.


                                  ARTICLE III.
                                 ADMINISTRATION

3.01.    AUTHORITY OF THE BOARD.
         -----------------------

(a) The Plan shall be administered by the Board, which shall have the authority to adopt rules and regulations for carrying out the Plan and shall interpret and implement the Plan. The Board shall have discretion to delegate to an officer of the Company or other person approved by the Board such duties as it may determine. All rules, interpretations and decisions of the Board or its delegee respecting the Plan shall be conclusive and binding on the Company, Participants, and Beneficiaries.


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(b)      No member of the Board shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan.

(c) The Company shall, to the fullest extent permitted by law, indemnify each officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Board against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved because he or she is or was serving the Plan in any capacity.

(d) The Company shall pay any expense incurred by the Company or the Board related to the administration of the Plan.

3.02.    CLAIM PROCEDURE.
         ------------------

         If a Participant or Beneficiary makes a written request alleging a right to receive payments under the Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, such actions shall be treated as a claim for benefits. All claims for benefits under the Plan shall be sent to the Board. If the Board determines that any claimant is not entitled to receive all or any part of the benefits claimed, the Board shall notify the claimant in writing of such determination and the reasons therefor. Such notice shall be sent within 90 days of the claim unless the Board determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The Board's determination regarding claims for benefits shall be final and binding on Participants and Beneficiaries.


                                   ARTICLE IV.
                                  PARTICIPATION

4.01.    PARTICIPATION.
         ----------------

         Participation in the Plan shall be limited to Non-Employee Directors who elect to participate in the Plan by filing a Participation Agreement with the Board. A Participation Agreement must be filed prior to the beginning of the Plan Year for which it is effective; provided, however that in the first year in which an individual becomes eligible to participate in the Plan, including the first Plan Year of the Plan, the newly eligible Participant may make an election to defer compensation for services to be performed subsequent to such election within 30 days after the date the individual becomes eligible to participate.


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4.02.    CONTENTS OF PARTICIPATION AGREEMENT.
         --------------------------------------

         Subject to Article VII, each Participation Agreement shall set forth:

         (a)      whether the Participant receives Fees in

                  (i)      cash,

                  (ii)     Common Stock, or

                  (iii)    a combination of (i) and (ii);

         (b)      the Deferred Amount, expressed as

                  (i)      (A)  a dollar amount, and/or

                           (B)  a number of shares of Common Stock, or

                  (ii) a percentage of Fees (if Fees are payable in both cash and Common Stock, the Participant shall specify a separate percentage of cash and Common Stock to be deferred); and

         (c) the form in which payments are to be made, which may be a lump sum or in three (3) annual installments.

4.03.    MODIFICATION OR REVOCATION OF ELECTION BY PARTICIPANT.
         --------------------------------------------------------

         Elections made pursuant to a Participation Agreement shall remain in effect for the next Plan Year and for subsequent Plan Years unless and until revoked or amended. Any such revocation or amendment will apply only to Fees earned in the Plan Year beginning after the date of the revocation or amendment. Except as provided under Section 4.01, under no circumstances may a Participant's Participation Agreement be made, modified, or revoked retroactively.


                                   ARTICLE V.
                              DEFERRED COMPENSATION

5.01.    CREDITING OF DEFERRAL ACCOUNTS.
         ---------------------------------

         The Board shall credit the Deferred Amount of a Participant, with respect to each Plan Year of participation in the Plan, to the Participant's Deferral Account when such Deferred Amount would otherwise have been paid to the Participant. Fees deferred in lieu of cash compensation shall be credited to the Participant's Deferral Account in cash. Fees deferred in lieu of stock compensation shall be credited to the Participant's Deferral Account in Phantom Share Units pursuant to Section 6.02.


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5.02.    VESTING OF DEFERRAL ACCOUNT.
         ------------------------------

         A Participant shall be 100% vested in his/her Deferral Account at all times.


                                  ARTICLE VI.
                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

6.01.    MAINTENANCE OF ACCOUNTS.
         --------------------------

         A separate Deferral Account shall be maintained for each Participant. In addition, various subaccounts may be maintained for a Participant as necessary to reflect separate Participation Agreements, cash deferrals, and Phantom Share Units. A Participant's Deferral Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan, and shall not constitute or be treated as a trust fund of any kind. The balance of a Participant's Deferral Account shall be adjusted to reflect changes in the value of the deemed investments thereof, adjustments, credits and debits pursuant to Section 6.02, and distributions pursuant to Article VII.

6.02.    DEFERRALS.
         ----------

(a)      STOCK DEFERRALS.
         ---------------

         (i) Participants who defer Fees otherwise payable in shares of Common Stock shall have credited to their Deferral Accounts a number of Phantom Stock Units equal to the number of shares of Common Stock deferred.

         (ii) In the event a cash dividend is declared on the Common Stock, the portion of the Participant's Deferral Account denominated in Phantom Share Units shall be credited with additional Phantom Share Units (or portions thereof) equal to the number of Phantom Share Units in the Participant's Deferral Account as of the dividend date multiplied by a fraction, the numerator of which is the amount of the cash dividend per share of Common Stock, and the denominator of which is the Fair Market Value of one share of Common Stock on the dividend declaration date.

         (iii) In the event of any change in capitalization of the Company, including, but not limited to, a stock split, stock dividend, merger, recapitalization, share exchange, amalgamation, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in
                  Section 368 of the Internal Revenue Code of 1986, as amended), separation (including a spin-off or other distribution of stock or property of the Company), any partial


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                  or complete liquidation of the Company, or any other change in the structure or capitalization of the Company affecting the Common Stock, such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may make appropriate adjustments to the number of Phantom Share Units in a Participant's Deferral Account and/or the kind or class of shares deliverable under the Plan. The determination of the Board as to such adjustments, if any, to be made shall be conclusive and binding on all Participants and Beneficiaries.

(b)      CASH DEFERRALS.
         --------------

         Fees otherwise payable in cash that are deferred during a Plan Year and credited to a Participant's Deferral Account pursuant to Section 5.01 shall begin accruing interest as of the date such amounts are credited. Interest shall be credited at the LIBOR rate for the Plan Year. The LIBOR rate in effect for a particular Plan Year shall be the rate of interest that is 1.00% (or 100 basis points) in excess of the 12-month London Interbank Offered Rate (LIBOR) for deposits of U.S. dollars, as quoted in The Wall Street Journal effective for the first business day of the calendar year (expressed as a decimal). Interest credited on such amounts shall be compounded on an annual basis.

6.03.    STATEMENT OF ACCOUNTS.
         ------------------------

         The Board shall submit to each Participant annual statements of his/her Deferral Account in such form as the Board prescribes, setting forth the Participant's Deferral Account balance as of the end of the most recent Plan Year.


                                  ARTICLE VII.
                                    BENEFITS

7.01.    TIME, FORM, AND MEDIUM OF PAYMENT.
         ------------------------------------

         (a) Except as provided in Section 7.02, a Participant's benefits under the Plan shall not be distributed prior to the date he/she ceases service as a Non-Employee Director.

         (b)      FORM OF PAYMENT.
                  ---------------

                  (i) If the Participant has elected pursuant to one or more Participation Agreements to receive payment of all or a portion of his/her Deferral Account in a lump sum, the Participant's benefits shall be valued as of the Determination Date and paid by the Company to



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                           him/her (or to his/her Beneficiary if the Participant
                           is deceased) as soon as practicable thereafter.

                  (ii) If the Participant has elected pursuant to one or more Participation Agreements to receive payment of all or a portion of his/her Deferral Account in installments, the Company shall make three (3) annual payments from the portion of the Participant's Deferral Account subject to the election. Each installment shall commence as soon as practicable following the applicable Valuation Date.

                           (A) The first installment payment shall be equal to 1/3 of the value of the portion of the Participant's Deferral Account subject to the election, determined as of the first Valuation Date.

                           (B) Subsequent installments shall be equal to the value of the portion of the Participant's Deferral Account subject to the election, determined as of the applicable Valuation Date and multiplied by a fraction, the numerator of which is one
                                    (1) and the denominator of which is the
                                    number of remaining installments (including the installment being paid). The portion of the Participant's Deferral Account not distributed shall be credited through the subsequent installment date for dividends for the Phantom Share Unit portion and interest for the cash portion pursuant to
                                    Section 6.02.

         (c)      MEDIUM OF PAYMENT.
                  -----------------

                  (i) Except to the extent the Board determines otherwise, the portion of the Participant's Deferral Account denominated in Phantom Share Units shall be paid in shares of Common Stock. One (1) share of Common Stock shall be paid for each whole Phantom Share Unit contained therein, and any fractional Phantom Share Units shall be paid in cash. The portion of the Participant's Deferral Account denominated in cash shall be paid in cash.

                  (ii) In the event the Board determines that Phantom Share Units shall be paid in cash, the cash value of such units shall be determined by multiplying the number of Phantom Share Units in the Participant's Deferral Account as of the Determination Date or applicable Valuation Date, as the case may be, by the Fair Market Value of one share of Common Stock on such date.

7.02.    VOLUNTARY EARLY WITHDRAWAL.
         -----------------------------

         (a) Notwithstanding the provisions of Section 7.01 and any Participation Agreement, a Participant shall be entitled to elect to withdraw all of the balance in his/her Deferral Account in accordance with this section by filing with the Board such form, in accordance with such procedures, as




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                  the Board shall determine from time to time. As soon as
                  practicable after receipt of such form by the Board, the Company shall pay an amount equal to ninety (90%) percent of the balance in such Participant's Deferral Account as of the date such election is filed to the Participant in a lump sum in cash or shares of Common Stock, as determined by the Board in its sole discretion, with respect to the portion of the Participant's Deferral Account denominated in Phantom Share Units, and in cash with respect to the portion of the Participant's Deferral Account denominated in cash, and the Participant shall forfeit the remainder of such Deferral Account. In the event the Board determines that Phantom Share Units shall be paid in cash, the cash value of such units shall be determined in accordance with Section 7.01(b)(ii) herein.

         (b) All Participation Agreements previously filed by a Participant who elects to make a withdrawal under this Section shall be null and void after such election is filed (including without limitation Participation Agreements with respect to Plan Years that have not yet been completed), and such a Participant shall not be eligible to participate in the Plan until at least one (1) full Plan Year has expired since the election to withdraw was filed.

7.03.    WITHHOLDING OF TAXES.
         -----------------------

         Notwithstanding any other provision of the Plan, the Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law, regulation, or tax treaty.


                                 ARTICLE VIII.
                             BENEFICIARY DESIGNATION

8.01.    BENEFICIARY DESIGNATION.
         --------------------------

         Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Board, on such form and in accordance with such procedures as the Board shall establish from time to time.

8.02.    NO BENEFICIARY DESIGNATION.
         -----------------------------

         If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.



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                                  ARTICLE IX.
                 AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN

The Board may at any time amend, suspend, or terminate the Plan in whole or in part, provided, however, that no such amendment, suspension, or termination shall adversely affect the rights of any Participant or Beneficiary under the Plan unless consented to in writing by such Participant or, in the event the Participant is deceased, the Beneficiary.


                                   ARTICLE X.
                                  MISCELLANEOUS

10.01.   UNFUNDED PLAN.
         ----------------

         The Plan is intended to be an unfunded plan benefiting persons who are not employees of the Company or any of its subsidiaries. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.

10.02.   NONASSIGNABILITY.
         -------------------

         Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.03.   VALIDITY AND SEVERABILITY.
         ----------------------------

         The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction





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         shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.04.   GOVERNING LAW.
         ---------------

         The validity, interpretation, construction and performance of the Plan shall in all respects be governed by and construed under the laws of the Islands of Bermuda, without reference to principles of conflict of law.

10.05.   STATUS OF PARTICIPANTS.
         -------------------------

         The Plan does not constitute a contract of employment or impose on the Participant or the Company or any of its subsidiaries any obligation for the Participant to remain a Non-Employee Director.

10.06.   UNDERLYING INCENTIVE PLANS AND PROGRAMS.
         ------------------------------------------

         Nothing in the Plan shall prevent the Company or its subsidiaries from modifying, amending or terminating any plan, policy or program pursuant to which Fees are paid to Non-Employee Directors.

10.07.   SUCCESSORS.
         -------------

         The Company shall require any successor (whether direct or indirect, by purchase, merger, share exchange, reorganization, recapitalization, amalgamation, consolidation, or otherwise) to all or substantially all of its business or assets to expressly assume and agree to perform under the Plan in the same manner and to the same extent that it would be required to perform if no such succession had taken place. As used in the Plan, the term "Company" shall mean any successor that expressly assumes and agrees to perform the Plan, which otherwise becomes bound by all the terms and provisions of the Plan by operation of law, or any other entity which expressly assumes the obligations under, and agrees to administer, the Plan, as determined by the Committee in its sole discretion.




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